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                                                                  EXHIBIT 23.3

                       CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 7, 1997, with respect to the combined financial statements of Lockheed Martin Communications Systems Division as of and for the years ended December 31, 1996 (not presented separately herein) and 1995, included in the Company's Amendment No. 2 to the Registration Statement (Form S-1 Nos. 333-46983, 333-46983-01, 333-46983-02 and
333-46983-03) and the related Prospectus for the registration of $150,000,000 of Senior Subordinated Notes due 2008.


                                          Ernst & Young LLP


Washington, D.C.
April 22, 1998